Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Fourth Quarter and Full Year 2023 Results
ORLANDO, Fla. (Feb. 29, 2024) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its fourth quarter and full year 2023 results.
Fourth quarter of 2023 highlights1
•Total contract sales were $572 million.
◦Contract sales were affected by approximately $40 million due to the ongoing impact of the Maui wildfires, along with a temporary outage impacting our sales system early in the quarter.
•Member count was 529,000. Consolidated Net Owner Growth (NOG) for the year ended Dec. 31, 2023, was 2.0%.
•Total revenues for the fourth quarter were $1,019 million compared to $992 million for the same period in 2022.
◦Total revenues were affected by a net deferral of $21 million in the current period compared to a net deferral of $3 million in the same period in 2022.
•Net income for the fourth quarter was $68 million compared to $78 million for the same period in 2022.
◦Adjusted net income for the fourth quarter was $111 million compared to $118 million for the same period in 2022.
◦Net income and adjusted net income were affected by a net deferral of $12 million in the current period compared to a net deferral of $1 million in the same period in 2022.
•Diluted EPS for the fourth quarter was $0.62 compared to $0.67 for the same period in 2022.
◦Adjusted diluted EPS for the fourth quarter was $1.01 compared to $1.01 for the same period in 2022.
◦Diluted EPS and adjusted diluted EPS were affected by a net deferral of $12 million in the current period compared to a net deferral of $1 million in the same period in 2022, or $(0.11) and $(0.01) per share in the current period and the same period in 2022, respectively.
•Adjusted EBITDA for the fourth quarter was $270 million compared to $252 million for the same period in 2022.
◦Adjusted EBITDA was affected by a net deferral of $12 million in the current period compared to a net deferral of $1 million in the same period in 2022.
◦Adjusted EBITDA was also affected by approximately $21 million due to the ongoing impact of the Maui wildfires, along with a temporary outage impacting our sales system early in the quarter.
•During the quarter, the Company repurchased 2.7 million shares of common stock for $99 million.
◦Through Feb. 23, 2024, the Company has repurchased approximately 1.7 million shares for $71 million, and currently has $289 million of remaining availability under the 2023 Repurchase Plan.
Full Year 2024 Outlook
•The Company expects full-year 2024 Adjusted EBITDA excluding deferrals and recognitions to be in a range of $1.2 billion to $1.26 billion, inclusive of the operations of Bluegreen Vacations and expected synergies.
“We closed out the year on a positive note, with a solid margin performance enabling us to deliver annual adjusted EBITDA slightly ahead of our revised guidance,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Looking back at 2023, we generated strong tour growth and navigated several challenges through the year to deliver solid adjusted free cash flow, enabling us to return significant cash to shareholders as well as to capitalize on the opportunity to acquire Bluegreen Vacations. We’re very excited about this transaction, which will enhance our cash flow and recurring EBITDA through increased scale and diversification, while providing us new avenues for growth with our strategic partners and reinforcing our position as the premier vacation ownership and experiences company. Our focus for the coming year will be on engaging with our teams, members, and partners to ensure a smooth integration of Bluegreen, along with enhancing the efficiency of our tour flow to deliver EBITDA and cash flow growth.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
For the quarter ended Dec. 31, 2023, diluted EPS was $0.62 compared to $0.67 for the quarter ended Dec. 31, 2022. Net income and Adjusted EBITDA were $68 million and $270 million, respectively, for the quarter ended Dec. 31, 2023, compared to net income and Adjusted EBITDA of $78 million and $252 million, respectively, for the quarter ended Dec. 31, 2022. Total revenues for the quarter ended Dec. 31, 2023, were $1,019 million compared to $992 million for the quarter ended Dec. 31, 2022.
Net income and Adjusted EBITDA for the quarter ended Dec. 31, 2023, included a net deferral of $12 million relating to the sales of intervals of projects under construction in Japan and Hawaii during the period. The Company anticipates recognizing these revenues and related expenses in 2024 when it expects to complete these projects.
Consolidated Segment Highlights – Fourth quarter of 2023
Real Estate Sales and Financing
For the quarter ended Dec. 31, 2023, Real Estate Sales and Financing segment revenues were $591 million, a decrease of $4 million compared to the quarter ended Dec. 31, 2022. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $191 million and 32.3%, respectively, for the quarter ended Dec. 31, 2023, compared to $199 million and 33.4%, respectively, for the quarter ended Dec. 31, 2022. Results in the fourth quarter of 2023 declined due to lower contract sales and lower fee-for-services commissions partially offset by reduced cost of product coupled with growth in interest income driven by an increase in the loan portfolio and the weighted-average interest rate.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a reduction of $12 million due to the net deferral of sales and related expenses of VOIs under construction in the fourth quarter of 2023. These deferrals were related to sales of intervals of projects under construction in Japan and Hawaii for the quarter ended Dec. 31, 2023. This compares with a net deferral of $1 million due to the sales and related VOI expenses associated with a project under construction in Hawaii during the quarter ended Dec. 31, 2022.
Contract sales for the quarter ended Dec. 31, 2023, decreased $62 million to $572 million compared to the quarter ended Dec. 31, 2022. For the quarter ended Dec. 31, 2023, tours increased by 7.3% and VPG decreased by 14.3% compared to the quarter ended Dec. 31, 2022. For the quarter ended Dec. 31, 2023, fee-for-service contract sales represented 20.3% of contract sales compared to 32.3% for the quarter ended Dec. 31, 2022.
Financing revenues for the quarter ended Dec. 31, 2023, increased by $11 million compared to the quarter ended Dec. 31, 2022. This was driven primarily by the increase related to interest income on the timeshare financing receivables. The Company experienced an increase in the timeshare financing receivables balance along with a 55 basis point increase in the weighted average interest rate for the originated portfolio as of Dec. 31, 2023, compared to Dec. 31, 2022.
Resort Operations and Club Management
For the quarter ended Dec. 31, 2023, Resort Operations and Club Management segment revenue was $347 million, an increase of $20 million compared to the quarter ended Dec. 31, 2022. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $146 million and 42.1%, respectively, for the quarter ended Dec. 31, 2023, compared to $131 million and 40.1%, respectively, for the quarter ended Dec. 31, 2022. Revenue increased in the fourth quarter of 2023 compared to the prior-year period due to an increase in the Company’s member base and increased activity, coupled with strong rental performance.
Inventory
The estimated value of the Company’s total contract sales pipeline is approximately $11.3 billion at current pricing.
The total pipeline includes $7.1 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $4.2 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 88.3% of the Company’s total pipeline. Approximately 63.9% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 11.7% of the Company’s total pipeline. Approximately 54.5% of the fee-for-service inventory pipeline is currently available for sale.
With 23.7% of the pipeline consisting of just-in-time inventory and 11.7% consisting of fee-for-service inventory, capital-efficient inventory represents 35.4% of the Company’s total contract sales pipeline.

Balance Sheet and Liquidity
Total cash and cash equivalents were $589 million and total restricted cash was $296 million as of Dec. 31, 2023.
As of Dec. 31, 2023, the Company had $3,049 million of corporate debt, net outstanding with a weighted average interest rate of 6.65% and $1,466 million of non-recourse debt, net outstanding with a weighted average interest rate of 5.10%.
As of Dec. 31, 2023, the Company’s liquidity position consisted of $589 million of unrestricted cash and restricted cash of $296 million. Restricted cash primarily consists of escrow deposits received on VOI sales and reserves related to non-recourse debt.
As of Dec. 31, 2023, the Company had $553 million remaining borrowing capacity under the revolver facility.
As of Dec. 31, 2023, HGV has $350 million remaining borrowing capacity in total under the Timeshare Facility and an additional $1 million remaining borrowing capacity under the acquired Grand Islander, a Hilton Grand Vacations Club timeshare facility. Of this amount, HGV has $155 million of mortgage notes that are available to be securitized and another $317 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $(28) million for the quarter ended Dec. 31, 2023, compared to $(62) million for the same period in the prior year. Adjusted free cash flow was $255 million for the quarter ended Dec. 31, 2023, compared to $(92) million for the same period in the prior year. Adjusted free cash flow for the quarter ended Dec. 31, 2023, and 2022, includes add-backs of $49 million and $38 million, respectively for acquisition and integration related costs.
In October 2023, HGV amended its Term loan under the Senior secured credit facility. Under the amendment, the new interest rate is SOFR plus a spread adjustment of 0.11% plus 2.75%, down from SOFR plus a spread adjustment of 0.11% plus 3.00%. Additionally, the interest rate floor for the Term loan was lowered from 0.50% to 0.00%.
As of Dec. 31, 2023, the Company’s total net leverage on a trailing 12-month basis was approximately 2.44x.
Subsequent Events
On Jan. 17, 2024, HGV completed the Bluegreen Vacations acquisition in an all-cash transaction for 100% of the outstanding voting equity interests of Bluegreen Vacations, with total consideration of approximately $1.6 billion, inclusive of net debt assumed. The Bluegreen Vacations acquisition will be considered a business combination and accounted for using the acquisition method. Due to the close proximity of the Bluegreen Vacations acquisition date and the Company's filing of its Annual Report on Form 10-K for the year ended Dec. 31, 2023, the initial accounting for the business combination is incomplete, and therefore the Company is unable to disclose the information required by ASC 805, Business Combinations. HGV will include relevant disclosures as required in the first quarter of 2024.
In connection with the Bluegreen acquisition, HGV executed the following transactions:
•Completed an offering of $900 million aggregate principal amount of the escrow issuers’ 6.625% senior secured notes due 2032 issued by our wholly-owned subsidiaries, Hilton Grand Vacations Borrower Escrow, LLC and Hilton Grand Vacations Borrower Escrow, Inc. The proceeds were used to finance the Bluegreen Vacations acquisition, repay certain outstanding indebtedness and pay related fees, costs, premiums and expenses in connection with these transactions.
•Entered into Amendment No. 4, dated Jan. 17 2024, to the Credit Agreement, dated as of Aug. 2 2021 (the “Amendment”) and incurred $900 million of new term loans that will mature on Jan. 17, 2024. Under the Amendment, the related interest rate is SOFR plus 2.75%. Proceeds were used to pay the Bluegreen Vacations acquisition consideration, fees and expenses incurred in connection with the Amendment and to refinance the repayment of certain indebtedness of Bluegreen Vacations and its subsidiaries.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$4	$(6)	$(12)	$(21)	$(35)
Cost of VOI sales recognitions (deferrals)(1)	1	(1)	(3)	(6)	(9)
Sales and marketing expense recognitions (deferrals)	1	(1)	(2)	(3)	(5)
Net construction recognitions (deferrals)(2)	$2	$(4)	$(7)	$(12)	$(21)

Net income	$73	$80	$92	$68	$313
Interest expense	44	44	45	45	178
Income tax expense	17	35	44	40	136
Depreciation and amortization	51	52	53	57	213
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1	2
EBITDA	185	212	234	211	842
Other (gain) loss, net	(1)	(3)	1	1	(2)
Share-based compensation expense	10	16	12	2	40
Acquisition and integration-related expense	17	13	12	26	68
Impairment expense	—	3	—	—	3
Other adjustment items(3)	7	7	10	30	54
Adjusted EBITDA	$218	$248	$269	$270	$1,005

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$(3)	$31
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	(1)	11
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	(1)	4
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$(1)	$16

Net income	$51	$73	$150	$78	$352
Interest expense	33	35	37	37	142
Income tax expense	20	41	54	14	129
Depreciation and amortization	60	64	57	63	244
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2
EBITDA	164	213	300	192	869
Other (gain) loss, net	(1)	2	(2)	2	1
Share-based compensation expense	11	15	14	6	46
Acquisition and integration-related expense	13	17	19	18	67
Impairment expense (reversal)	3	(3)	—	17	17
Other adjustment items(3)	12	29	7	17	65
Adjusted EBITDA	$202	$273	$338	$252	$1,065
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Feb. 29, 2024, at 11 a.m. (ET) to discuss fourth quarter and full year 2023 results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through March 7, 2024. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13743184. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including, related to the acquisition and integration of Bluegreen Vacations Holding Corporation ("Bluegreen").
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to HGV's acquisition of Bluegreen, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and approximately 700,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Adjusted Net Income or Loss and Adjusted Diluted EPS
Adjusted Net Income or Loss, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income or Loss and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents Costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. HGV presents these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. HGV considers real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from the Company's consolidated statements of operations. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. HGV considers this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. HGV considers this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. HGV considers this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.

Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in HGV's consolidated financial statements included in Item 8 in the Annual Report on form 10-K for the year ended December 31, 2023, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$589	$223
Restricted cash	296	332
Accounts receivable, net	507	511
Timeshare financing receivables, net	2,113	1,767
Inventory	1,400	1,159
Property and equipment, net	758	798
Operating lease right-of-use assets, net	61	76
Investments in unconsolidated affiliates	71	72
Goodwill	1,418	1,416
Intangible assets, net	1,158	1,277
Other assets	314	373
TOTAL ASSETS	$8,685	$8,004
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other	$952	$1,007
Advanced deposits	179	150
Debt, net	3,049	2,651
Non-recourse debt, net	1,466	1,102
Operating lease liabilities	78	94
Deferred revenues	215	190
Deferred income tax liabilities	631	659
Total liabilities	6,570	5,853

Stockholders' Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 105,961,160 shares issued and outstanding as of December 31, 2023, and 113,628,706 shares issued and outstanding as of December 31, 2022	1	1
Additional paid-in capital	1,504	1,582
Accumulated retained earnings	593	529
Accumulated other comprehensive income	17	39
Total stockholders' equity:	2,115	2,151
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,685	$8,004

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues
Sales of VOIs, net	$376	$361	$1,416	$1,491
Sales, marketing, brand and other fees	133	163	634	620
Financing	82	71	307	267
Resort and club management	167	155	569	534
Rental and ancillary services	164	160	666	626
Cost reimbursements	97	82	386	297
Total revenues	1,019	992	3,978	3,835
Expenses
Cost of VOI sales	53	67	194	274
Sales and marketing	310	297	1,281	1,146
Financing	26	37	99	103
Resort and club management	48	43	177	161
Rental and ancillary services	152	153	612	579
General and administrative	64	54	194	212
Acquisition and integration-related expense	26	18	68	67
Depreciation and amortization	57	63	213	244
License fee expense	37	34	138	124
Impairment expense	—	17	3	17
Cost reimbursements	97	82	386	297
Total operating expenses	870	865	3,365	3,224
Interest expense	(45)	(37)	(178)	(142)
Equity in earnings from unconsolidated affiliates	5	4	12	13
Other (loss) gain, net	(1)	(2)	2	(1)
Income before income taxes	108	92	449	481
Income tax expense	(40)	(14)	(136)	(129)
Net income	$68	$78	$313	$352
Earnings per share(1):
Basic	$0.63	$0.68	$2.84	$2.98
Diluted	$0.62	$0.67	$2.80	$2.93
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Operating Activities
Net income	$68	$78	$313	$352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	63	213	244
Amortization of deferred financing costs, acquisition premiums and other	11	18	33	52
Provision for financing receivables losses	54	39	171	142
Impairment expense	—	17	3	17
Other loss (gain), net	1	2	(2)	3
Share-based compensation	2	6	40	46
Deferred income tax expense	(23)	(37)	(23)	(38)
Equity in earnings from unconsolidated affiliates	(5)	(4)	(12)	(13)
Return on investment in unconsolidated affiliates	10	—	16	—
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(60)	(113)	10	(177)
Timeshare financing receivables, net	(105)	(83)	(315)	(224)
Inventory	(27)	(1)	(64)	100
Purchases and development of real estate for future conversion to inventory	(11)	(4)	(39)	(8)
Other assets	59	(13)	(8)	(34)
Accounts payable, accrued expenses and other	(11)	37	(86)	294
Advanced deposits	(6)	12	29	37
Deferred revenues	(14)	(33)	33	(46)
Net cash (used in) provided by operating activities	—	(16)	312	747
Investing Activities
Acquisition of a business, net of cash and restricted cash acquired	(74)	—	(74)	—
Capital expenditures for property and equipment (excluding inventory)	(13)	(33)	(31)	(58)
Software capitalization costs	(15)	(13)	(44)	(39)
Investments in unconsolidated affiliates	(1)	—	(1)	—
Other	(8)	—	(8)	—
Net cash used in investing activities	(111)	(46)	(158)	(97)
Financing Activities
Proceeds from debt	270	40	708	40
Proceeds from non-recourse debt	400	98	868	769
Repayment of debt	47	(3)	(323)	(313)
Repayment of non-recourse debt	(166)	(166)	(694)	(990)
Payment of debt issuance costs	(1)	(1)	(7)	(13)
Repurchase and retirement of common stock	(100)	(110)	(368)	(272)
Payment of withholding taxes on vesting of restricted stock units	—	—	(14)	(8)
Proceeds from employee stock plan purchases	4	3	8	5
Proceeds from stock option exercises	—	—	9	2
Other	(1)	1	(4)	(2)
Net cash provided (used in) by financing activities	453	(138)	183	(782)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	8	11	(7)	(8)
Net increase (decrease) in cash, cash equivalents and restricted cash	350	(189)	330	(140)
Cash, cash equivalents and restricted cash, beginning of period	535	744	555	695
Cash, cash equivalents and restricted cash, end of period	885	555	885	555
Less: Restricted Cash	296	332	296	332
Cash and cash equivalents	$589	$223	$589	$223

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net cash provided (used in) by operating activities	$—	$(16)	$312	$747
Capital expenditures for property and equipment	(13)	(33)	(31)	(58)
Software capitalization costs	(15)	(13)	(44)	(39)
Free Cash Flow	$(28)	$(62)	$237	$650
Non-recourse debt activity, net	234	(68)	174	(221)
Acquisition and integration-related expense	26	18	68	67
Other adjustment items(1)	23	20	53	67
Adjusted Free Cash Flow	$255	$(92)	$532	$563
(1)Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues:
Real estate sales and financing	$591	$595	$2,357	$2,378
Resort operations and club management	347	327	1,291	1,197
Total segment revenues	938	922	3,648	3,575
Cost reimbursements	97	82	386	297
Intersegment eliminations	(16)	(12)	(56)	(37)
Total revenues	$1,019	$992	$3,978	$3,835

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income	$68	$78	$313	$352
Interest expense	45	37	178	142
Income tax expense	40	14	136	129
Depreciation and amortization	57	63	213	244
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	2	2
EBITDA	211	192	842	869
Other loss (gain), net	1	2	(2)	1
Share-based compensation expense	2	6	40	46
Acquisition and integration-related expense	26	18	68	67
Impairment (reversal) expense	—	17	3	17
Other adjustment items(1)	30	17	54	65
Adjusted EBITDA	$270	$252	$1,005	$1,065

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$191	$199	$754	$865
Resort operations and club management(2)	146	131	504	463
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	6	3	14	15
License fee expense	(37)	(34)	(138)	(124)
General and administrative(3)	(36)	(47)	(129)	(154)
Adjusted EBITDA	$270	$252	$1,005	$1,065
Adjusted EBITDA profit margin	26.5%	25.4%	25.3%	27.8%
EBITDA profit margin	20.7%	19.4%	21.2%	22.7%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Tour flow	151,956	141,610	608,367	517,117
VPG	3,730	4,350	3,760	4,432
Owned contract sales mix	79.7%	67.7%	72.1%	70.9%
Fee-for-service contract sales mix	20.3%	32.3%	27.9%	29.1%

Contract sales	$572	$634	$2,310	$2,381
Adjustments:
Fee-for-service sales(1)	(116)	(205)	(644)	(693)
Provision for financing receivables losses	(54)	(39)	(171)	(142)
Reportability and other:
Net (deferral) recognition of sales of VOIs under construction(2)	(21)	(3)	(35)	31
Fee-for-service sale upgrades, net	1	4	19	18
Other(3)	(6)	(30)	(63)	(104)
Sales of VOIs, net	$376	$361	$1,416	$1,491
Plus:
Fee-for-service commissions and brand fees	68	119	393	412
Sales revenue	444	480	1,809	1,903
Cost of VOI sales	53	67	194	274
Sales and marketing expense, net	245	253	1,040	938
Real estate expense	298	320	1,234	1,212
Real estate profit	$146	$160	$575	$691
Real estate profit margin(4)	32.9%	33.3%	31.8%	36.3%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	133	163	634	620
Less: Marketing revenue and other fees(5)	(65)	(44)	(241)	(208)
Fee-for-service commissions and brand fees	$68	$119	$393	$412

Reconciliation of sales and marketing expense:
Sales and marketing expense	310	297	1,281	1,146
Less: Marketing revenue and other fees(5)	(65)	(44)	(241)	(208)
Sales and marketing expense, net	$245	$253	$1,040	$938
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 28.7% and 30.5% for the three months ended December 31, 2023, and 2022, respectively and 28.0% and 32.7% for the year ended December 31, 2023 and 2022, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Just-In-Time Contract Sales Mix	26.9%	15.3%	19.4%	14.7%
Fee-For-Service Contract Sales Mix	20.0%	32.2%	27.8%	29.1%
Total Capital-Efficient Contract Sales Mix	46.9%	47.5%	47.2%	43.8%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Interest income(1)	$74	$65	$273	$235
Other financing revenue	8	6	34	32
Financing revenue	82	71	307	267
Consumer financing interest expense(2)	14	21	48	47
Other financing expense	12	16	51	56
Financing expense	26	37	99	103
Financing profit	$56	$34	$208	$164
Financing profit margin	68.3%	47.9%	67.8%	61.4%
(1)For the three and twelve months ended December 31, 2023, this amount includes $3 million and $14 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.
(2)For the the three and twelve months ended December 31, 2023, this amount includes less than $1 million and $2 million, respectively, of amortization of the premium related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Years Ended December 31,
	2023	2022
Total members	528,789	518,602
Consolidated Net Owner Growth (NOG)(1)	10,187	19,535
Consolidated Net Owner Growth % (NOG)(1)	2.0%	3.9%
(1)Consolidated NOG is a trailing-twelve-month concept for which the twelve months includes member count for Legacy-HGV, Legacy-DRI, and HGV Max members on a consolidated basis.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Club management revenue	$80	$77	$240	$227
Resort management revenue	87	78	329	307
Resort and club management revenues	167	155	569	534
Club management expense	16	11	60	42
Resort management expense	32	32	117	119
Resort and club management expenses	48	43	177	161
Resort and club management profit	$119	$112	$392	$373
Resort and club management profit margin	71.3%	72.3%	68.9%	69.9%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Rental revenues	$154	$150	$623	$586
Ancillary services revenues	10	10	43	40
Rental and ancillary services revenues	164	160	666	626
Rental expenses	142	143	573	544
Ancillary services expense	10	10	39	35
Rental and ancillary services expenses	152	153	612	579
Rental and ancillary services profit	$12	$7	$54	$47
Rental and ancillary services profit margin	7.3%	4.4%	8.1%	7.5%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Sales of VOIs, net	$376	$361	$1,416	$1,491
Sales, marketing, brand and other fees	133	163	634	620
Financing revenue	82	71	307	267
Real estate sales and financing segment revenues	591	595	2,357	2,378
Cost of VOI sales	(53)	(67)	(194)	(274)
Sales and marketing expense	(310)	(297)	(1,281)	(1,146)
Financing expense	(26)	(37)	(99)	(103)
Marketing package stays	(16)	(12)	(56)	(37)
Share-based compensation	2	2	12	11
Other adjustment items	3	15	15	36
Real estate sales and financing segment adjusted EBITDA	$191	$199	$754	$865
Real estate sales and financing segment adjusted EBITDA profit margin	32.3%	33.4%	32.0%	36.4%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Resort and club management revenues	$167	$155	$569	$534
Rental and ancillary services	164	160	666	626
Marketing package stays	16	12	56	37
Resort and club management segment revenue	347	327	1,291	1,197
Resort and club management expenses	(48)	(43)	(177)	(161)
Rental and ancillary services expenses	(152)	(153)	(612)	(579)
Share-based compensation	—	—	3	5
Other adjustment items	(1)	—	(1)	1
Resort and club segment adjusted EBITDA	$146	$131	$504	$463
Resort and club management segment adjusted EBITDA profit margin	42.1%	40.1%	39.0%	38.7%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME AND
ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)
(in millions except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income	$68	$78	$313	$352
Income tax expense	40	14	136	129
Income before income taxes	108	92	449	481
Certain items:
Other loss (gain), net	1	2	(2)	1
Impairment expense	—	17	3	17
Acquisition and integration-related expense	26	18	68	67
Other adjustment items(1)	30	17	54	65
Adjusted income before income taxes	$165	$146	$572	$631
Income tax expense	(54)	(28)	(167)	(167)
Adjusted net income	$111	$118	$405	$464

Weighted average shares outstanding
Diluted	110.0	116.4	111.6	119.6
Earnings per share(2):
Diluted	$0.62	$0.67	$2.80	$2.93
Adjusted diluted	$1.01	$1.01	$3.63	$3.88
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
($ in millions)	2023	2022	2023	2022
Net income	$68	$78	$313	$352
Interest expense	45	37	178	142
Income tax expense	40	14	136	129
Depreciation and amortization	57	63	213	244
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	2	2
EBITDA	211	192	842	869
Other loss (gain), net	1	2	(2)	1
Equity in earnings from unconsolidated affiliates(1)	(6)	(4)	(14)	(15)
Impairment expense	—	17	3	17
License fee expense	37	34	138	124
Acquisition and integration-related expense	26	18	68	67
General and administrative	64	54	194	212
Profit	$333	$313	$1,229	$1,275

Real estate profit	$146	$160	$575	$691
Financing profit	56	34	208	164
Resort and club management profit	119	112	392	373
Rental and ancillary services profit	12	7	54	47
Profit	$333	$313	$1,229	$1,275
(1)Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million and none for the three months ended December 31, 2023, and 2022, respectively, and $2 million for the year ended December 31, 2023, and 2022, respectively.